UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2006

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3250 Highway 128 East	95441
Geyserville, California
(Address of principal executive offices)	(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencementcommunications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The River Rock Entertainment Authority (the “Authority”) is governed by a five-member Board of Directors, consisting of the same five members as those of the Board of Directors of the Dry Creek Rancheria Band of Pomo Indians (the “Tribe”). The Tribe’s Board of Directors is elected biannually by the Tribal Council (the voting membership of the Tribe), and includes a Chairperson, a Vice Chairperson, a Secretary-Treasurer and two members—at-large. Any change in the composition of the Tribe’s Board of Directors results in a corresponding change in the Authority’s Board of Directors.

On October 7, 2006, Mr. Harvey Hopkins was re-elected as Chairman of the Tribe’s Board of Directors for a second consecutive two-year term. Mr. Hopkins had previously served as Chairman of the Board of Directors of the Authority from November 2004 through July 2006.

Ms. Betty Arterberry was re-elected as Vice Chairperson of the Board of Directors of the Tribe. Ms. Arterberry had served as Chairperson of the Board of Directors of the Authority since July 2006 and prior to that had been Vice Chairperson of the Board of Directors of the Authority since its inception.  Ms. Arterberry has been Vice Chairperson of the Board of Directors of the Tribe since 2001 and prior to that was Secretary-Treasurer of the Board of Directors of the Tribe for three consecutive two-year terms.

Ms. Margie Rojes was re-elected as the Secretary-Treasurer of the Board of Directors of the Tribe.  Ms. Rojes has been the Secretary-Treasurer of the Board of Directors of the Tribe since 2001 and prior to that had been a member-at-large of the Board of Directors of the Tribe since 1994. Ms. Rojes has been the Secretary-Treasurer of the Board of Directors of the Authority since its inception.

Mr.  Augusto “Gus” Pina was re-elected as a member-at-large of the Tribe’s Board of Directors. Mr. Pina has been a member of the Board of Directors of the Tribe and the Authority since November 2004.

Mr. Gabriel Nevarez will replace Mr. Bruce Smith who lost his re-election bid for member-at-large of the Tribe’s Board of Directors.  Mr. Nevarez had previously served on the Tribe’s Board of Directors as a member-at-large from 1998 through 2004. He had previously served on the Authority’s Board of Directors as a member-at-large from its inception through November 2004. Mr. Nevarez is 43 years old. Mr. Nevarez has been employed in retail sales in Santa Rosa, CA since 1986. Mr. Nevarez has previously served as a member of the Enrollment, Personnel, Housing and Legislative Committees of the Tribe. No determination has been made to date as to the committees on which Mr. Nevarez will serve. There was no arrangement or understanding pursuant to which Mr. Nevarez was elected, and there are no related party transactions between Mr. Nevarez and the Authority which are known to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 12, 2006

River Rock Entertainment Authority

By:	/s/ Shawn S. Smyth
Shawn S. Smyth
Chief Executive Officer